Exhibit 10.2
SECOND AMENDMENT
THIS SECOND AMENDMENT (the "Amendment") is made and entered into as of July _____, 2018 by and between PS Business Parks, L.P., a California limited partnership ("Landlord”), and Luminex Corporation, a Delaware corporation ("Tenant").
RECITALS

A.
Landlord and Tenant are parties to that certain lease dated September 30, 2014 with respect to the following Premises: approximately 162,117 rentable square feet comprised of (i) 53,925 rentable square feet commonly known as Suites 110, 120, 122, 125, 130, 145, and 150 in the McNeil 3 Building; (ii) 35,450 rentable square feet commonly known as Suites H, K, and K1 in the McNeil 4 Building; (iii) 44,378 rentable square feet commonly known as Suite A in the McNeil 5 Building; and (iv) 28,364 rentable square feet commonly known as Suite A in the McNeil 6 Building, for a total of 162,117 rentable square feet, herein described as the “Original Premises” (the “Original Lease”), as amended by that certain First Amendment dated March 10, 2017 (the “First Amendment”) with respect to certain premises comprised of approximately 22,004 rentable square feet commonly known as Suite 800 located in the McNeil 8 Building, herein described as the “McNeil 8 Premises”. The Original Lease and the First Amendment are, collectively, the "Lease". The Original Premises and the McNeil 8 Premises, comprised of approximately 184,121 rentable square feet, are, collectively, the “Existing Premises”. The Existing Project (as defined in the First Amendment) and the McNeil 8 Building are, collectively, the “Project”.

B.
Tenant has requested that the space described in the Original Lease as the Right of First Refusal Space, containing approximately 14,475 rentable square feet commonly known as Suite No. 100 in the McNeil 3 Building and shown on Exhibit A hereto (the "McNeil 3 Expansion Space") be added to the Existing Premises and that the Lease be appropriately amended, and Landlord is willing to do the same on the following terms and conditions.

C.
The Lease by its terms is scheduled to expire on (i) April 30, 2020 with respect to the Original Premises (“Prior Termination Date”), and (ii) June 30, 2022 with respect to the McNeil 8 Premises (“McNeil 8 Expiration Date”), and the parties desire to extend the Term of the Lease for the Original Premises (but not for the McNeil 8 Premises) all on the following terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.
Expansion. Effective as of July 23, 2018 (“Expansion Effective Date”), the Premises, as defined in the Lease, is increased from approximately 184,121 rentable square feet in the Project to approximately 198,596 rentable square feet in the Project by the addition of the McNeil 3 Expansion Space, and from and after the Expansion Effective Date, the Existing Premises and the McNeil 3 Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease and as used herein. The Term for the McNeil 3 Expansion Space shall commence on the Expansion Effective Date and end on the Extended Termination Date (as hereinafter defined). The McNeil 3 Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the McNeil 3 Expansion Space.

II.	Extension.

A.
The Term of the Lease with respect to the Existing Premises (excluding the McNeil 8 Premises) is hereby extended for a period of sixty (60) Months, and shall expire on April 30, 2025 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing May 1, 2020 ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term”.

B.
The Term of the Lease with respect to the McNeil 8 Premises is not changed, and the McNeil 8 Expiration Date for the McNeil 8 Premises remains June 30, 2022. Notwithstanding the forgoing, Tenant shall have the Early Expiration Right with regard to the McNeil 8 Premises as set forth in Exhibit D hereto.

III.	Base Rent.

A.
Original Premises Through Prior Termination Date. The Base Rent, Additional Rent and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the Prior Termination Date.

B.
Original Premises From Extension Date through Extended Termination Date. As of the Extension Date, the schedule of Base Rent payable with respect to the Original Premises during the Extended Term is the following:

Period of Term	Monthly Base Rent
May 1, 2020 - April 30, 2021	$194,540.40
May 1, 2021 - April 30, 2022	$199,403.91
May 1, 2022 - April 30, 2023	$204,267.42
May 1, 2023 - April 30, 2024	$209,130.93
May 1, 2024 - April 30, 2025	$213,994.44

C.
McNeil 3 Expansion Space From Expansion Effective Date Through Extended Termination Date. As of the Expansion Effective Date, the schedule of Base Rent payable with respect to the McNeil 3 Expansion Space for the balance of the original Term and the Extended Term is the following:

Period of Term	Monthly Base Rent
July 23, 2018 - June 30, 2019	Abated
July 1, 2019 - April 30, 2020	$16,935.75
May 1, 2020 - April 30, 2021	$17,370.00
May 1, 2021 - April 30, 2022	$17,804.35
May 1, 2022 - April 30, 2023	$18,238.50
May 1, 2023 - April 30, 2024	$18,672.75
May 1, 2024 - April 30, 2025	$19,107.00

D.
McNeil 8 Premises through McNeil 8 Expiration Date. Base Rent, Additional Rent and all other charges under the Lease shall be payable as provided therein with respect to the McNeil 8 Premises through and including the McNeil 8 Expiration Date, subject to Exhibit D hereto.

All such rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

IV.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

V.	Tenant's Proportionate Share. For the period commencing with the Expansion Effective Date and ending on the Extended Termination Date, Tenant's Proportionate Share is:
A.    Of the McNeil 3 Building:     100%        Of the McNeil 3 Project: 100%
B.    Of the McNeil 4 Building:     100%        Of the McNeil 4 Project: 100%
C.    Of the McNeil 5 Building:     100%        Of the McNeil 5 Project: 100%
D.    Of the McNeil 6 Building:     100%        Of the McNeil 6 Project: 100%
E.    Of the McNeil 8 Building:     97.44%    Of the McNeil 8 Project: 97.44%

VI.	Operating Expenses.

A.
Original Premises for the Extended Term. For the period commencing with the Extension Date and ending on the Extended Termination Date, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses applicable to the Premises in accordance with the terms of the Lease.

B.	McNeil 3 Expansion Space From Expansion Effective Date Through Extended Termination Date. Tenant’s obligation to pay for Tenant’s Proportionate Share of Operating Expenses applicable to the

McNeil 3 Expansion Space shall be abated for the period from July 23, 2018 through March 31, 2019. Thereafter, Tenant shall pay Tenant’s Proportionate Share of Operating Expenses applicable to the McNeil 3 Expansion Space as provided in the Lease.

VII.	Improvements to Premises.

A.
Condition of Existing Premises. Tenant is in possession of the Existing Premises and accepts the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as provided for in the Lease. Notwithstanding the foregoing, Landlord agrees to extend the date by which Tenant may submit its request for the Tenant Improvement Allowance (as set forth in Exhibit C to the First Amendment) with regard to the McNeil 8 Premises only. The second sentence of Paragraph 3, Exhibit C of the First Amendment is hereby replaced in its entirety with the following sentence:

“If Tenant does not submit a request for payment of the entire Tenant Improvement Allowance to Landlord in accordance with the provisions contained in this Exhibit C by September 30, 2018, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith.”

B.
Condition of McNeil 3 Expansion Space. Tenant has inspected the McNeil 3 Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

C.
Responsibility for Improvements to McNeil 3 Expansion Space. Tenant may perform improvements to the McNeil 3 Expansion Space in accordance with the Work Letter attached hereto as Exhibit B, and Tenant shall be entitled to an improvement allowance in connection with such work as more fully described in Exhibit B.

VIII.
Early Access to McNeil 3 Expansion Space. During any period that Tenant shall be permitted to enter the McNeil 3 Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rent or Additional Rent as to the McNeil 3 Expansion Space. If Tenant takes possession of the McNeil 3 Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of work in the McNeil 3 Expansion Space with Landlord's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Tenant shall pay Base Rent and Additional Rent as applicable to the McNeil 3 Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

IX.
Additional Extension. Tenant shall have one option to renew the Lease with respect to the Premises (excluding the McNeil 8 Premises, as to which Exhibit B to the First Amendment controls), as provided in Exhibit C attached hereto. Paragraph 28.02 (Option to Renew) of the Original Lease is no longer of any force or effect.

X.
Other Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

A.
Commencing on the Expansion Effective Date, Tenant shall be entitled to install and maintain exterior building signage (“Exterior Signage”), at its own expense, on the exterior of the McNeil 3 Building. In the event Tenant elects to install Exterior Signage, Landlord and Tenant shall mutually agree on a location for signage. The design, size, and method of installation of Tenant’s signage to be installed must comply with all applicable City codes, Landlord’s sign criteria, if any, and Exhibit F to the Original Lease, and shall require the approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay all electrical costs associated with its Exterior Signage, by separate meter installed at Tenant’s cost and expense. Upon expiration of the Term of the Lease, or any earlier termination, Tenant shall, at its own expense, remove the Exterior Signage and restore the exterior of the Building to its condition prior to installation of the Exterior Signage.

B.
Landlord shall deliver the McNeil 3 Expansion Space to Tenant with the heating and air conditioning systems serving the McNeil 3 Expansion Space ("McNeil 3 Expansion Space HVAC system") in good working order and condition. Provided that Tenant enters into, and continues throughout the Term, the service contract as set forth under this Section X.B., at Tenant's cost and expense, then, beginning on July 23, 2018 and ending on June 30, 2019, Landlord agrees to repair or replace major HVAC components (the "HVAC Components") at Landlord's cost and expense, if, in Landlord's reasonable judgment, it is necessary to repair or replace any of the HVAC Components in order for the McNeil 3 Expansion Space HVAC system to continue in good working order and repair during the Extended Term as defined in this Amendment (the "Warranty"). Landlord may elect, in its sole judgment, to repair the HVAC Components, replace the HVAC Components, or replace the McNeil 3 Expansion Space HVAC system; provided however, costs incurred for repairs or replacements necessitated as the result of vandalism, acts of third parties or Force Majeure shall not be covered by the Warranty. The service contract shall require (a) all services suggested by the equipment manufacturer in the operation/maintenance manual, (b) regular service on a quarterly basis, changing belts, filters, and other parts as required and making repairs to the HVAC system, (c) a detailed record of all services performed on the HVAC system each quarter with a service report to be furnished to Tenant (and, upon Landlord's written request to Tenant, with a copy to Landlord) within ten (10) business days of each such servicing. Should (i) Tenant fail to enter into and/or maintain such service contract and, upon Landlord's written request to Tenant as set forth above, timely provide the records of services performed on the McNeil 3 Expansion Space HVAC systems, and/or (ii) if Landlord determines that Tenant is not properly maintaining the McNeil 3 Expansion Space HVAC system, then (x) Landlord shall have no obligation under the Warranty and (y) Landlord may, upon notice to Tenant, enter into such service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead. Following the expiration of the Warranty, the McNeil 3 Expansion Space HVAC systems shall be subject to the provisions of Section 8.03 of the Original Lease.

C.    Paragraph 28.04 (Right of First Refusal) of the Original Lease is no longer of any force or effect.

XI.	Miscellaneous.

A.
This Amendment, including Exhibits A, B, C and D hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

B.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

C.	In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

D.
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

E.
The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

F.
Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment other than Endeavor Real Estate Group.  Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the “Landlord Related Parties”) harmless from all claims of any brokers, other than Endeavor Real Estate Group, claiming to have represented Tenant in connection with this Amendment.  Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment.  Landlord agrees to indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the “Tenant Related Parties”) harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.  In no event shall Landlord be obligated to pay a commission to any broker or agent in connection with any extension of the Extended Term (whether pursuant to the automatic extension described above or otherwise) except as may be specifically provided otherwise in a separate written agreement between Landlord and any such broker or agent.

G.
Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department

of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an uncured event of default under the Lease will be deemed to have occurred, without the necessity of notice to Tenant.

H.
This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment. In order to expedite the transaction contemplated herein, to the extent allowable under applicable Law, telecopied signatures or signatures transmitted by electronic mail in so-called "pdf" format may be used in place of original signatures on this Amendment and shall be of the same force and effect as original signatures and shall be enforceable and admissible in lieu of original signatures to this Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied or e-mailed document, are aware that the other party will rely on the telecopied or e-mailed signatures which shall be of the same force and effect as original hand-written signatures for all purposes, and hereby waive any defenses to the admissibility or enforcement of the terms of this Amendment based on such telecopied or e-mailed signatures.

XI.
Esignature Consent. Signatures to this Amendment transmitted by telecopy or electronic signatures shall be valid and effective to bind the party so signing.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and same agreement. FURTHER, THE PARTIES HERETO EXPRESSLY CONSENT AND AGREE THAT THIS AMENDMENT MAY BE ELECTRONICALLY SIGNED. THE PARTIES AGREE THE ELECTRONIC SIGNATURES APPEARING ON THIS AMENDMENT SHALL BE TREATED, FOR PURPOSES OF VALIDITY, ENFORCEABILITY AS WELL AS ADMISSIBILITY, THE SAME AS HAND-WRITTEN SIGNATURES.

Landlord Initial	Tenant Initial

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

PS Business Parks, L.P.,
a California limited partnership

By:    PS Business Parks, Inc.,
a California corporation
    its General Partner

By:
Name:
Title:

TENANT:

Luminex Corporation
a Delaware corporation

By:
Name:
Title:

EXHIBIT A
OUTLINE AND LOCATION OF MCNEIL 3 EXPANSION SPACE

EXISTING FLOOR PLAN

SCALE: 1/16" = 1'-0"

SUITE 100
McNEIL 3

12201 TECHNOLOGY BLVD.
AUSTIN, TEXAS 78728

1/30/15 14,475 RSF

NORTH

EXHIBIT B

WORK LETTER

TENANT-CONSTRUCTED TENANT IMPROVEMENTS

This Exhibit is attached to and made a part of the Second Amendment to that certain Lease by and between PS Business Parks, L.P., a California limited partnership (“Landlord”) and Luminex Corporation, a Delaware corporation (“Tenant”) for space in the Building located at 12201 Technology Blvd., Suite 100, Austin, TX 78727, defined in the Second Amendment as the “McNeil 3 Expansion Space.” Capitalized terms not otherwise defined in this Exhibit B shall have the meaning given to such terms in the Second Amendment of which this Exhibit B is a part.
1.    Tenant, following the full and final execution and delivery of the Second Amendment to which this Exhibit B is attached, shall have the right to perform alterations and improvements in the McNeil 3 Expansion Space (the “Tenant Improvements”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform the Tenant Improvements in the McNeil 3 Expansion Space unless and until Tenant has complied with all of the terms and conditions of Article 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Tenant Improvements and the contractors to be retained by Tenant to perform such Tenant Improvements. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the McNeil 3 Expansion Space and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Tenant Improvements shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Improvements shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Tenant Improvements, (d) does not provide current financial statements reasonably acceptable to Landlord, or (e) is not licensed as a contractor in the state/municipality in which the McNeil 3 Expansion Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.
2.    Provided Tenant is not in default under the terms of the Lease, Landlord agrees to contribute the sum of $144,750.00 (the “Tenant Improvement Allowance”) toward the cost of performing the Tenant Improvements. The Tenant Improvement Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Improvements and for hard costs in connection with the Tenant Improvements. The Tenant Improvement Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Tenant Improvements, and, subject to the terms of Paragraph 3 below, within 30 days following receipt by Landlord of (a) receipted bills covering all labor and materials expended and used in the Tenant Improvements; (b) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (c) full and final waivers of lien; (d) as-built plans of the Tenant Improvements; and (e) the certification of Tenant and its architect that the Tenant Improvements have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable Laws. The Tenant Improvement Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Tenant Improvement Allowance during the continuance of an uncured Default under the Lease, and Landlord's obligation to disburse shall only resume when and if such Default is cured.

3.    In no event shall the Tenant Improvement Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. Regardless of the date upon which Tenant submits its request for payment, Landlord shall not be obligated to pay any portion of the Tenant Improvement Allowance to Tenant any earlier than July 31, 2019. If Tenant does not submit a request for payment of the entire Tenant Improvement Allowance to Landlord in accordance with the provisions contained in this Exhibit B by December 31, 2019, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Tenant Improvements and/or Tenant Improvement Allowance.

4.    Without limiting the “as-is” provisions of the Lease, Tenant accepts the McNeil 3 Expansion Space in its “as-is” condition and acknowledges that Landlord has no obligation to make any changes or improvements to the Premises or, except as provided above with respect to the Tenant Improvement Allowance, to pay any costs expended or to be expended in connection with any such changes or improvements in the McNeil 3 Expansion Space.

5.    This Exhibit B shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the Original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. Tenant shall not perform any work in the Premises (including, without limitation, cabling, wiring, fixturization, painting, carpeting, replacements or repairs) except in accordance with Article 9 of the Lease.

6.    Not a Construction Contract or an Agreement Collateral to or Affecting a Construction Contract. Landlord and Tenant agree that this Exhibit is merely one part of this Lease, which contains the overall agreement concerning Tenant’s use and occupancy of the Premises. In no event is this Exhibit or the Lease a construction contract or an agreement collateral to or affecting a construction contract.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT C

OPTION TO RENEW

1.    Provided the Lease is in full force and effect and Tenant is not in Default under any of the terms and conditions of the Lease at the time of notification or commencement, Tenant shall have one (1) option to renew (the “Renewal Option”) the Term of the Lease for a term of five (5) years (the “Renewal Term”), for the Premises excluding the McNeil 8 Premises, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

(a)    If Tenant elects to exercise the Renewal Option, then Tenant shall provide Landlord with written notice no earlier than the date which is 365 days prior to the expiration of the Extended Termination Date but no later than the date which is 270 days prior to the Extended Termination Date. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of the Lease.

(b)    During the Renewal Term, the Base Rent shall be the then prevailing market rental rate (including all market concessions such as tenant finish allowance, commission and abated rent) for comparable size, quality and location as of the date the Renewal Option is exercised, taking into account the specific provisions of the Lease which will remain constant. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of the then prevailing market rental rate. Base Rent shall be payable in monthly installments in accordance with the terms and conditions of Article 2 of the Lease. Landlord shall advise Tenant of the new Base Rent for the Premises excluding the McNeil 8 Premises no later than 30 days after receipt of Tenant's written request therefore. Said request shall be made no earlier than 30 days prior to the first date on which Tenant may exercise its Renewal Option under paragraph (i) above.

2.    If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms as provided above. Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant’s receipt of same. Tenant’s failure to return a fully executed Renewal Amendment to Landlord within such period shall be deemed a termination by Tenant of its Renewal Option and Tenant shall have no further right to extend the Term of the Lease, but such failure shall not be a default by Tenant under the Lease.

3.    Except in connection with a Permitted Transfer, the Renewal Option is not transferable; the parties hereto acknowledge and agree that they intend that the Renewal Option shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee have any rights to exercise the Renewal Option. If the Renewal Option is validly exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the Term of the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT D

EARLY EXPIRATION OPTION
Tenant shall have the right to cause the Term of the Lease with regard to the McNeil 8 Premises only to expire on December 31, 2019, December 31, 2020, or December 31, 2021 (the "Revised Expiration Date"), upon and subject to the following provisions:
1.    Notice. This right shall be exercised, if at all, by written notice (the “Expiration Notice”) delivered by Tenant to Landlord no later than June 30 of the year prior to the Revised Expiration Date. Such Expiration Notice shall be valid only if (a) it is delivered within the time specified above, (b) prior to the delivery of such Expiration Notice, Tenant shall not have assigned its interest hereunder or sublet all or any portion of the Premises, and (c) Tenant is not in Default, has not during the Term been in Default, and no act, event, condition, or omission shall exist or shall have occurred which, alone or together with notice and/or the passage of time, would constitute a Default by Tenant under the terms of the Lease.
(note: Should Tenant exercise its termination option, Broker will reimburse Landlord relative to the unamortized McNeil 8 commissions. Such agreement will be documented via a separate commission agreement)3. Revised Expiration. Upon the delivery of the Expiration Notice and the making of the payment required above, the expiration date of the Term with regard to the McNeil 8 Premises only shall be and become the Revised Expiration Date as if such Revised Expiration Date had been the expiration date originally set forth in the Lease with regard to the McNeil 8 Premises only. Until such Revised Expiration Date, the Lease shall continue in full force and effect (except as specified in paragraph (4) below), without abatement of Rent or other diminishment of the obligations of Tenant under the Lease. The expiration of the Lease with regard to the McNeil 8 Premises upon the Revised Expiration Date shall not terminate any (a) previously accrued liabilities or obligations of Tenant with regard to the McNeil 8 Premises only, all of which shall survive such expiration (b) obligations or liabilities under the Lease with regard to the remaining portion of the Premises.
4.    Waiver of Options. The giving of an Expiration Notice shall constitute the irrevocable waiver by Tenant of any right to exercise any option to renew or to extend this Lease with regard to the McNeil 8 Premises and the waiver of any right of first refusal, first opportunity, or other right to lease or to negotiate for the lease of additional space.
5.    Waiver of Early Expiration Right. In the event Tenant exercises any right to renew or extend the term of the Lease with regard to the McNeil 8 Premises, then the exercise of any such right shall be a full waiver of the right to give an Expiration Notice and this Exhibit D shall be of no further effect.
6.    Amendment; Estoppel. Upon Landlord’s request following the delivery of an Expiration Notice, Tenant shall execute an amendment to the Lease setting forth the Revised Expiration Date; provided, the failure of Tenant to execute any such amendment shall not affect the rights of Landlord and Tenant hereunder. At any time within twenty (20) days of written request, Tenant shall execute and deliver a statement setting forth whether or not an Expiration Notice has been given, the date of any such Expiration Notice, and such other matters with respect to any Expiration Notice as Landlord may reasonably request.